U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 13, 2013

ADA-ES, INC.

(Name of registrant as specified in its charter)

Colorado	000-50216	84-1457385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Blvd., Suite 200, Highlands Ranch, Colorado	80129
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 734-1727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

ADA-ES, Inc. (the “Company” or “ADA”) held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”) on June 13, 2013. At the Annual Meeting, shareholders considered and voted upon five proposals. The proposals, number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter are set forth below.

On April 10, 2013, the record date for the Annual Meeting, 10,062,242 shares of the Company’s common stock were issued and outstanding.

(1)	Proposal: Elect nine directors of ADA.

Votes

Director Name	For	Withheld	Broker Non-Votes
Kim B. Clarke	6,333,388	98,554	2,463,601
Michael D. Durham	6,330,190	101,752	2,463,601
Alan Bradley Gabbard	6,333,388	98,554	2,463,601
Derek C. Johnson	6,332,499	99,443	2,463,601
W. Phillip Marcum	5,622,574	809,368	2,463,601
Mark H. McKinnies	5,794,737	637,205	2,463,601
Robert E. Shanklin	5,965,360	466,582	2,463,601
Jeffrey C. Smith	6,332,629	99,313	2,463,601
Richard J. Swanson	6,216,590	215,352	2,463,601

(2)	Proposal: Approve the reorganization proposal to reincorporate the Company in Delaware and to approve the related Agreement and Plan of Merger, dated as of March 25, 2013, by and among the Company, Advanced Emissions Solutions, Inc., a Delaware corporation (“ADES”) and a wholly owned subsidiary of the Company, and ADA Merger Corp., a Colorado corporation and a wholly owned subsidiary of ADES.

Votes
For	Against	Abstain	Broker Non-Votes
5,570,704	779,880	81,358	2,463,601

(3)	Proposal: Ratify the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes
For	Against	Abstain
8,778,076	5,566	111,901

(4)	Proposal: Approve on an advisory basis the frequency upon which the Company will seek future advisory votes to approve the Company’s compensation paid to named executive officers.

Votes
1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
5,195,499	159,114	777,522	299,807	2,463,601

(5)	Proposal: Approve on an advisory basis the Company’s compensation paid to named executive officers as disclosed in the Company’s 2013 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which include the Compensation Discussion and Analysis, the compensation tables and related narrative discussion).

Votes
For	Against	Abstain	Broker Non-Votes
5,877,069	273,093	281,780	2,463,601

Results: For Proposal (1), all director nominees were elected to the Board. Proposals (2) and (3) were approved by shareholders. For Proposal (4), which was advisory in nature, shareholders voted in favor of conducting future shareholder advisory votes on the compensation of the Company’s named executive officers every year. For proposal (5), which was advisory in nature, shareholders approved the compensation of the Company’s named executive officers.

Consistent with its recommendation to shareholders and the result of the shareholder vote on Proposal 4 discussed above, the Board of Directors of the Company decided to hold an advisory vote to approve the Company’s compensation paid to named executive officers (“Say-on-pay Vote”) every year. Accordingly, the Company expects to hold a Say-on-pay Vote every year until and including the year the Company holds another advisory vote on the frequency upon which the Company will seek Say-on-pay Votes, which will be no later than its Annual Meeting of Shareholders in 2019.

Item 9.01. Financial Statements and Exhibits

(d) The following items are furnished as exhibits to this report:

99.1 Press Release, ADA-ES Announces Results of 2013 Annual Shareholders Meeting dated June 14, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 14, 2013

ADA-ES, Inc. Registrant

/s/ Mark H. McKinnies
Mark H. McKinnies Senior Vice President and Chief Financial Officer